UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): June 12th, 2008

KINGS ROAD ENTERTAINMENT, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-14234	95-3587522
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

468 N. Camden Drive Beverly Hills, California (Address of principal executive offices)	90210 (Zip code)

Registrant’s telephone number, including area code: 310-278-9975

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 12th , 2008 at a meeting of the Board of Directors of King’s Road Entertainment, Inc. (the “Company”), Nicholas Chavez resigned from his positions of Chief Operating Officer and as a Director of the Company, effective at the end of such meeting. His decision to resign is based upon personal reasons and not upon any actions taken by the Company or as a result of any disagreement with the Company.

A copy of this Report has been provided to Mr. Chavez. Mr. Chavez has been provided with the opportunity to furnish the Company as promptly as possible with a letter addressed to the Company stating whether he agrees with the statements made by the Company in this Report, and if not, stating the respects in which he does not agree. No such letter has been received by the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 12, 2008, the Board of Directors of the Company approved an amendment to Article III, Section 1 of the Company's bylaws to reduce the minimum number of authorized directors from four to three. After approving such amendment and in accordance with the Company’s bylaws, the Board of Directors set the authorized number of directors at three (3).

Exhibit No.	Description

3.2	Bylaws of Kings Road Entertainment, Inc. (As amended through June 12, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGS ROAD ENTERTAINMENT, INC.

Date: June 12th 2008	By:	/s/ Philip Holmes
Philip Holmes, President/CEO